UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): August 17, 2023

US Nuclear Corp

(Exact name of registrant as specified in its charter)

Delaware (DE)	000-54617	45-4535739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
US Nuclear Corp 7051 Eton Avenue Canoga Park, CA 91303 (Address of principal executive offices)

Telephone: (818) 883-7043

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors of Certain Officers; Election of Director; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 12, 2023, Richard Landry resigned from his position as our Chief Financial Officer. The resignation is effective immediately. There was no known disagreement with Mr. Landry regarding our operations, policies, or practices. On the same date, the Board appointed Michael Hastings as Chief Financial Officer. Mr. Hastings remains a member of the Board of Directors.

Michael Hastings has been a corporate finance officer for over thirty years in the medical device industry with C.R. Bard, Inc. (predecessor to Becton Dickinson), and in the industrial battery industry with EnerSys, Inc. (NYSE: ENS). Mr. Hastings retired from EnerSys in 2011 as its Vice President and Treasurer with company revenue of $2 billion and operations in all parts of the world. His responsibilities included global treasury operations including debt and capital transactions; corporate tax; hedging of currencies, interest rate exposures and the price of raw materials; credit management; pension plan investments; and investor relations. He participated fully in due diligence, valuation and negotiation of numerous acquisitions. Mr. Hastings was also a member of the Board of Directors and Chief Financial Officer of MegaGraphite, Inc. - a private graphite exploration company in Canada between 2011 and when it was sold in 2014. Mr. Hastings was a member of the Board of Directors of Organic Transit, Inc., a private solar electric vehicle company in the United States, from 2018 until the company was sold in 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2023	US NUCLEAR CORP

By: /s/ Robert Goldstein
Robert Goldstein Chief Executive Officer

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